EX 99.28(g)(40)

MASTER GLOBAL CUSTODY AGREEMENT
BETWEEN
THE CUSTOMER
AND
JPMORGAN CHASE BANK, N.A.

[Graphics Omitted]
WORLDWIDE SECURITIES SERVICES
jpmorgan.com

J.P.Morgan

J.P.Morgan
Table of contents

1.           Intention of the Parties; Definitions 2
1.1           Intention of the Parties 2
1.2           Definitions 2

2.           What the Bank is Required to Do 4
2.1           Set Up Accounts 4
2.2           Cash Account 5
2.3           Segregation of Assets; Nominee Name 6
2.4           Settlement of Transactions 6
2.5           Contractual Settlement Date Accounting 7
2.6           Actual Settlement Date Accounting 7
2.7           Income Collection (AutoCredit®) 7
2.8           Miscellaneous Administrative Duties 8
2.9           Corporate Actions 8
2.10           Class Action Litigation 9
2.11           Proxies 9
2.12           Statements of Account 10
2.13           Access to Bank's Records 10
2.14           Maintenance of Financial Assets at Subcustodian Locations 11
2.15           Tax Relief Services 11
2.16           Foreign Exchange Transactions 11
2.17           Notifications 1
2.18           Supervision 11
2.19           Restricted Markets 11

3.           Instructions 12
3.1           Acting on Instructions; Method of Instruction and Unclear Instructions 12
3.2           Verification and Security Procedures 12
3.3           Instructions; Contrary to Law/Market Practice 13
3.4           Cut-Off Times 13
3.5           Electronic Access 13

4.           Fees, Expenses and Other Amounts Owing to the Bank 13
4.1           Fees and Expenses 13
4.2           Overdrafts 13

5.           Subcustodians, Securities Depositories, And Other Agents 15
5.1           Appointment of Subcustodians; Use of Securities Depositories 15
5.2           Liability for Subcustodians 16

6.           ADDITIONAL PROVISIONS RELATING TO CUSTOMER 16
6.1           Representations of Customer and Bank 16

7.           WHEN BANK IS LIABLE TO CUSTOMER 17
7.1           Standard of Care; Liability 17
7.2           Force Majeure 19
7.3           Bank  May Consult With Counsel 20
7.4           Bank Provides Diverse Financial Services and May Generate Profits as a Result 20
7.5           Assets Held Outside Bank’s Control 20
7.6           Ancillary services 20

8.           TAXATION 21
8.1           Tax Obligations 21
8.2           Tax Relief Services 21

9.           TERMINATION 22
9.1           Termination 22
9.2           Exit Procedure 23

10.          MISCELLANEOUS 23
10.1           Notifications 23
10.2           Successors and Assigns 23
10.3           Interpretation 23
10.4           Entire Agreement 23
10.5           Information Concerning Deposits at Bank’s London Branch 24
10.6           Insurance 24
10.7           Security Holding Disclosure 24
10.8           USA PATRIOT Act Disclosure 24
10.9           Governing Law and Jurisdiction 25
10.10         Severability; Waiver; and Survival 25
10.11         Confidentiality 26
10.12         Counterparts 26
10.13         No Third Party Beneficiaries 26

SCHEDULE A List of Accounts 1
SCHEDULE 1 List of Subcustodians and Markets Used by the Bank 3
SCHEDULE 2 Persons Authorized To Give Instructions 17
SCHEDULE 3 Authorized Fund Managers/Advisers 18
SCHEDULE 4 Form of Board Resolution 19
SCHEDULE 5 Electronic Access 22
SCHEDULE 6 Restricted Markets 24
SCHEDULE 7  Fee schedule 27

Master Global Custody Agreement - JPMCB New York - General - December 2006

MASTER GLOBAL CUSTODY AGREEMENT

This Agreement, dated June 16, 2011, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("Bank"), with a place of business at 270 Park Avenue, New York, NY 10017; and each entity listed on Schedule A hereto that signs this Agreement or a separate addendum in the form attached to this Agreement on behalf of each of the series listed under its name on Schedule A, severally and not jointly (each such series a separate and distinct "Customer").  This Agreement, when executed by each Customer, shall constitute separate terms and conditions between Bank and each Customer.

1.           INTENTION OF THE PARTIES; DEFINITIONS

1.1         Intention of the Parties

(a)
This Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer.  Bank will be responsible for the performance of only those duties set forth in this Agreement.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features.  The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

1.2          Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” as used herein and relating respectively to Bank and to Customer, means an entity controlling, controlled by, or under common control with, Bank or Customer.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

"Authorized Person" means any person who has been designated by written notice from the Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement.  Such persons will continue to be Authorized Persons until such time as Bank receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

Master Global Custody Agreement - JPMCB New York - General - December 2006

“Business Day” means a day on which the Bank is generally open for business.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning the Customer or the Accounts which the Bank receives in the course of providing services under this Agreement.  Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than the Bank’s breach of the terms of this Agreement or information which the Bank obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the beneficial owner of the security, but does not include rights with respect to class action litigation or proxy voting.

 “Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement.  “Financial Asset” does not include cash.

"Instructions" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank believes in good faith to have been given by an Authorised Person in the manner specified next to their name in the relevant Schedule.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in

Master Global Custody Agreement - JPMCB New York - General - December 2006

which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” has the meaning set forth in Section 3.2(a).

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian.

“Transfer Agent” means Jackson National Asset Management, LLC or any successor transfer agent appointed by the Customer.

“Transfer Accounts” means the clearing accounts listed on Schedule [___], used  by the Transfer Agent to process certain transactions for the Customer, including, but not limited to, purchases and redemptions for the Customer, so that monies transferring into and out of such clearing accounts can be made as a single net payment or receipt by the Bank.

“Transfer Account Liabilities” means with respect to any Customer that portion of any overdraft, obligation, or other amount owing to the Bank arising under any of the Transfer Accounts that are directly attributable to transactions relating to that Customer, including, but not limited to, purchases and redemptions of shares of the Customer.

“Virus” means: (i) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically described as a virus or by similar terms, including Trojan horse, worm or backdoor.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and visa versa.

2.           WHAT THE BANK IS REQUIRED TO DO

2.1          Set Up Accounts

(a)           Bank will establish and maintain the following accounts ("Accounts"):

(i)	one or more Securities Accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) for Financial

Master Global Custody Agreement - JPMCB New York - General - December 2006

Assets, which may be held by Bank or its Subcustodian or a Securities Depository for Bank on behalf of the Customer, including as an Entitlement Holder; and

(ii)
one or more accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) ("Cash Account") for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

(c)	Bank’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon Bank receiving such of the following documents as Bank may require:

(i)	a certified copy of the Customer's constitutional documents as currently in force;

(ii)	a certified copy of a resolution of the Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4;

(iii)	Bank’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

2.2          Cash Account

(a)
Any amount standing to the credit of the Cash Account is a debt due from Bank to Customer as banker.  Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Any amounts credited by Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if Bank does not receive final payment in a timely manner. Bank will notify the Customer promptly of any such reversal.

Master Global Custody Agreement - JPMCB New York - General - December 2006

2.3          Segregation of Assets; Nominee Name

(a)	Bank will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b)
To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c)	Bank is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with Bank or its Subcustodian; and

(iv)	to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4          Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, Bank will act in accordance with Instructions with respect to settlement of transactions.  Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs provided that such standards are generally accepted by Institutional Clients. For the avoidance of doubt, such standards shall include practices regarding delivery against receipt or delivery in advance of receipt that may be prevailing in the applicable market for the type of transaction being settled.  Without limiting the generality of the foregoing, unless otherwise directed by Customer, the risk of loss will be Bank’s if it makes delivery before receipt in a market where delivery versus receipt is the prevailing market standard and is generally accepted by Institutional Clients, and the risk of loss will be Customer’s whenever Bank makes delivery when directed by Customer or in accordance with the prevailing market standard generally accepted by Institutional Clients.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement and will promptly notify the Customer of such failure.

For purposes of this Section 2.4, “Institutional Clients” means U.S. registered investment companies, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions.

Master Global Custody Agreement - JPMCB New York - General - December 2006

2.5         Contractual Settlement Date Accounting

(a)
Bank will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where Bank generally offers contractual settlement date accounting.

(i)
Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at Bank pending settlement of the transaction where not already delivered.

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Upon request, Bank shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting.  Bank may add markets to or remove markets from this list upon notice to the Customer that is reasonable in the circumstances.

(b)
Bank may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to the Customer in cases where Bank reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  The Customer will be responsible for any reasonable costs or liabilities resulting from such reversal.  The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6          Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by Bank.

2.7         Income Collection (AutoCredit®)

(a)	Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify the Customer of such information.

(b)
Bank will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”) in those markets

Master Global Custody Agreement - JPMCB New York - General - December 2006

where Bank customarily provides an AutoCredit service.  Upon request, Bank shall provide the Customer with a list of AutoCredit eligible markets.   Bank may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances.  Bank may reverse AutoCredit credits upon oral or written notification to the Customer if Bank believes that the corresponding payment will not be received by Bank within a reasonable period or the credit was incorrect.

(c)
In markets where Bank does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by Bank or any third party) will be credited only after actual receipt and reconciliation.

(d)
Bank will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and promptly notify the Customer of the late payment.  Upon request Bank will provide Customer’s investment manager with documentation related to any such claim.

2.8         Miscellaneous Administrative Duties

(a)	Until Bank receives Instructions to the contrary, Bank will:

(i)
present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, Bank will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to Bank its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Assets is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner Bank reasonably deems fair and equitable consistent with applicable law.

2.9           Corporate Actions

(a)
Bank will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market.  Bank also will review information obtained from

Master Global Custody Agreement - JPMCB New York - General - December 2006

sources to which it subscribes for information concerning such Corporate Actions.  Bank will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)
Bank will act in accordance with the Customer’s Instructions in relation to such Corporate Actions.  If the Customer fails to provide Bank with timely Instructions with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and the Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10        Class Action Litigation

Any notices received by Bank’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time.  Bank’s responsibility with respect to enrolling Customer in an identified securities class action will be governed by a separate Class Action Agreement with Bank.

2.11       Proxies

(a)
Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer (or Customer’s designated proxy voting agent or sub-advisers) of such information, provide U.S. proxy materials to the Customer’s designated proxy voting agent or sub-advisers, and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings ("the Proxy Voting Service").

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request.  Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

Master Global Custody Agreement - JPMCB New York - General - December 2006

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)
Bank being required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

(e)
Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing Proxy Voting Service, Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such Proxy Voting Service or vote any proxy except when directed by an Authorized Person.

2.12           Statements of Account

(a)
Bank will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. If agreed by the parties, statements of account will be accessed by the Customer on-line. Otherwise, statements will be sent to Customer at times to be mutually agreed by the parties.  Customer will review its statement of account and give Bank written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission.

(b)
Customer acknowledges that information available to it on-line with respect to intraday transactions posted after the close of the prior business day  may not be accurate due to mis-postings, delays in updating Account records, and other causes.  Bank will not be liable for any loss or damage arising out of the inaccuracy of any such information accessed on-line.  For the avoidance of doubt, Customer may rely on the accuracy of any intraday report to the extent that such report (i) explicitly states it is a final report or (ii) contains historical data that has been posted prior to the current business day.

2.13           Access to Bank's Records

(a)
Bank will allow Customer's auditors and independent public accountants, or other designated representatives of Customer, such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs.  Subject to restrictions under the relevant local law, Bank also will obtain an undertaking to permit Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in

Master Global Custody Agreement - JPMCB New York - General - December 2006

the Securities Account as may be required in connection with such examination.

(b)
Bank will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of Bank relating to the Accounts.  Bank may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available.  The Customer shall reimburse Bank for the cost of copying, collating and researching archived information at Bank’s regular hourly rate.

(c)
The Bank shall keep records relating to the Securities Account and Cash Account and shall maintain such records in accordance with the Bank’s record retention policy (details of which shall be provided to the Customer upon request).

2.14       Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held.  Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

2.15       Tax Relief Services

Bank will provide tax relief services as provided in Section 8.2.

2.16       Foreign Exchange Transactions

To facilitate the administration of Customer's trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available.  In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17        Notifications

 If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting it on the website.

2.18        Supervision

Except as provided under Section 7.6 of this Agreement, Bank shall supervise the performance by its employees or agents of services provided under this Agreement. Bank shall provide appropriate training for its employees.

Master Global Custody Agreement - JPMCB New York - General - December 2006

2.19        Restricted Markets

Bank reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time.  A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 6.  J.P. Morgan may update Schedule 6 from time to time upon reasonable advanced notice to Customer.

3.           INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry.  The Customer will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
Bank shall promptly notify an Authorized Person if Bank determines that an Instruction does not contain all information reasonably necessary for Bank to carry out the Instruction. Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction pending receipt of such missing information, clarification or confirmation.

3.2	Verification and Security Procedures

(a)
Bank and Customer shall from time to time agree upon security procedures to be followed by Customer upon the issuance of an instruction and/or by Bank upon the receipt of an instruction, so as to enable Bank to verify that such instruction is authorized (“Security Procedures”). A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. The Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorised Instruction.

(b)	Bank and Customer shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(c)	Either party may record any of their telephone communications, provided such communications relate to operations and Instruction management.

Master Global Custody Agreement - JPMCB New York - General - December 2006

3.3	Instructions; Contrary to Law/Market Practice

Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-Off Times

Bank has established cut-off times for receipt of Instructions, which will be made available to Customer.  If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses

Customer will pay Bank for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. The Bank will invoice the Customer for amounts owing to it and such amounts will be payable within thirty (30) days of the invoice.  The Bank will be entitled to deduct amounts owing to it from the Cash Account if the Customer has not objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing).  If the Customer disputes an invoice it shall nevertheless pay, or allow the Bank to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to Bank’s other rights, the Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as the Bank may reasonably determine.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at a rate of, Fed Funds plus 150 BPS or such other rate that has been communicated with Customer for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement).  No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal

Master Global Custody Agreement - JPMCB New York - General - December 2006

to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.  The Customer will be promptly notified via electronic notice of an overdraft balance in the Cash Account.

4.3	Bank’s Right Over Securities; Set-off

(a)
Without prejudice to Bank’s rights under Applicable Law, until satisfaction of all undisputed Liabilities (other than unpaid fees to Bank for its services under this Agreement) outstanding from time to time (whether actual or contingent) of Customer under or in connection with this Agreement, Bank shall have, and Customer shall grant to Bank a security interest in and a lien on the Financial Assets held in the Securities Account and Bank shall be entitled without notice to Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such undisputed  Liabilities.  For this purpose, Bank may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)
Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any amount owing by Customer under this Agreement any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank.  For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)
Customer grants to the Bank a security interest in and a lien on the Financial Assets held in any given Customer’s Securities Account and the cash held in that Customer’s Cash Account to secure the portion of Transfer Account Liabilities with respect to the Customer, and the Bank shall be entitled without prior notice to the Customer (provided that Bank agrees to provide notice to Customer within a commercially reasonable time after any such action is taken), to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Transfer Account Liabilities, provided that Bank hereby agrees, that when commercially reasonable, it shall apply monies credited to the Cash Account in satisfaction of such Transfer Account Liabilities before selling or otherwise realizing any of such Financial Assets in the Securities Account, and provided further, that Customer agrees that Bank may so apply monies credited to the Cash Account.    For the purpose of effecting the foregoing rights, the Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

Master Global Custody Agreement - JPMCB New York - General - December 2006

(d)
The Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the Transfer Accounts that are attributable to each Customer. In particular, the Customer will ensure that the Transfer Agent provides to the Bank, on a daily basis: (1) information as to the amount of cash attributable to each Customer in the Transfer Accounts, (2) information regarding the transactions of each Customer that are processed through the Transfer Accounts, and (3) records to identify and support any Transfer Account Liabilities incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer.  The Customer will be responsible for any Transfer Account Liabilities resulting from a failure of the Transfer Agent to provide accurate and timely information to the Bank regarding the Transfer Accounts.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)
Bank is authorized under this Agreement to act through and hold Customer's Financial Assets with Subcustodians.  Bank will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians.  In addition, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository.

(b)
Any agreement Bank enters into with a Subcustodian for holding Bank’s customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository.  Bank shall identify on its records as belonging to Customer the Financial Assets of Customer held by Subcustodian or Securities Depository.  This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

Master Global Custody Agreement - JPMCB New York - General - December 2006

(c)
Bank is not responsible for the selection or monitoring of any Securities Depository, and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event the Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, Bank will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

Bank shall be liable to Customer for any loss or damage to Customer resulting from Financial Assets held at a Securities Depository if such loss or damage directly resulted from the negligence or willful misconduct of Bank or any of its agents (for the avoidance of doubt, a Securities Depository is not an agent of the Bank) or of any of their employees.

5.2	Liability for Subcustodians

(a)
Subject to Section 7.1(b), Bank shall be liable for the actions or omissions of any Subcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any direct Losses suffered or incurred by a Customer caused by or resulting from the actions or omissions of any Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Customer in the amount of any such direct Losses. Bank shall also be liable for direct Losses that result from the insolvency of any Affiliated Subcustodian.  Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(b)
Subject to compliance with Rule 17f-5 under the 1940 Act, Bank reserves the right to add, replace or remove Subcustodians.  Bank will give prompt notice of any such action, which will be advance notice if practicable.  Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and Bank

(a)
The Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, and to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section

Master Global Custody Agreement - JPMCB New York - General - December 2006

4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) it is a resident of the United States and shall promptly notify Bank of any changes in residency and (v) the Financial Assets and cash deposited in the Accounts (other than those Financial Assets and cash held in Accounts (“Control Account Assets”) established pursuant to certain Account Control Agreements among the Customer, Bank and secured parties named therein) are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash (other than Control Account Assets).

Bank may rely upon the certification of such other facts as may be required to administer Bank's obligations under this Agreement and Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b)
Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it is qualified as a custodian under Sections 17(f) of the 1940 Act and warrants that it will remain so qualified, and upon ceasing to be so qualified, shall promptly notify the Customer in writing and (iv)it shall act in accordance with Applicable Law.

7.	WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)
Bank will use reasonable care in performing its obligations under this Agreement in accordance with the standards prevailing in the applicable market.  Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)
Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to Customer for any and all direct claims, liabilities, losses, damages, fines, penalties and expenses ("Losses") suffered or incurred by such Customer resulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank's negligence or willful misconduct and to the extent provided in Section 5.2(a).  Nevertheless, under no circumstances will Bank be liable for

Master Global Custody Agreement - JPMCB New York - General - December 2006

any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance under this Agreement, or Bank’s role as custodian.

(c)
The Customer will indemnify Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any Bank Indemnitees in connection with or arising out of (i) Bank's performance under this Agreement, provided the Bank Indemnitees have acted with reasonable care and have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any of Bank Indemnitees’ status as a holder of record of Customer’s Securities; provided that, to the extent practicable, Bank uses reasonable care to provide prompt notice to Customer of the circumstances and all pertinent facts related to the claim for indemnification.  Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement.

Nevertheless, under no circumstances will Customer be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by Bank, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, or Customer’s performance or non-performance under this Agreement.  The Customer and the Bank agree that the obligations of the Customer under this Agreement shall not be binding upon any of the directors/trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the series of the Customer, individually, but are binding only upon the assets and property of the Customer.

(d)
The party seeking indemnification under this Agreement (the “Indemnified Party”) agrees to give prompt notice to the party from whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under this Agreement and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request.  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

If Customer acknowledges in writing that Bank is entitled to indemnification, the Customer shall have the option to defend Bank against any claim which may be the subject of this indemnification, and in the event that the Customer so elects, it will so notify Bank, and thereupon Customer shall take over complete defense of the claim. In the event Customer elects to assume the control of the defense of the claim, Bank may participate in such proceeding and retain additional

Master Global Custody Agreement - JPMCB New York - General - December 2006

counsel but shall bear all fees and expenses of such retention of such counsel, unless (i) Customer shall have specifically authorized the retention of such counsel, or (ii) if Customer and Bank agree that the retention of such counsel is required as a result of a conflict of interest. In the event Customer assumes control of any proceeding, Customer shall keep Bank notified of the progress of such proceeding and, upon request, consult with Bank and counsel. Customer will, upon request by Bank, either pay in the first instance or reimburse Bank for any expense subject to indemnity hereunder. Customer shall not settle or compromise any proceeding without the prior written consent of Bank unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by Bank, (ii) such settlement or compromise does not impose any obligations or restrictions on Bank other than obligations to pay money that are subject to indemnity under this Agreement, (iii) such settlement or compromise involves no injunctive or other equitable relief against the Bank and would not otherwise materially and adversely affect (A) the business, financial condition or results of operations of the Bank and (B) the Bank’s method of doing business,and (iv) Customer shall have paid or made arrangements satisfactory to Bank for payment of amounts payable by Bank in connection with such settlement. Bank shall in no case confess any claim or make any compromise in any case which Customer will be asked to indemnify Bank except with the Customer’s prior written consent. Bank shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Customer) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

(e)
Customer agrees that Bank provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions, except to verify that such instruction is authorized in accordance with Section 3.2; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that complies with applicable law and meets reasonable commercial standards.  Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except where such fraud or forgery is attributable

Master Global Custody Agreement - JPMCB New York - General - December 2006

to Bank or its employees or agents who provide services hereunder), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3	Bank May Consult With Counsel

Bank will be entitled to rely on, and may act upon the advice of legal counsel in relation to matters of law, regulation or market practice (which may be the legal counsel of Customer), and shall  not be deemed to have been negligent with respect to any action taken or omitted in good faith pursuant to such advice. Bank should notify Customer if relying on professional advisers.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes Bank to act under this Agreement notwithstanding that: (a) Bank or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest, including the fact that Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein. (b) Bank or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. Bank is not under any duty to disclose any such information unless such information is broadly disclosed to the other custody clients of Bank receiving the same types of services as the Customer.

7.5	Assets Held Outside Bank’s Control

Bank will not be obliged to hold Securities or cash with any person not agreed to by Bank.  Furthermore, Bank will not be obliged to register or record Securities in the name of any person not agreed to by Bank.  If, however, the Customer makes such a request and Bank agrees to the request, the consequences of doing so will be at the Customer’s own risk.  Bank will not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary services

Bank and its Subcustodians may use third parties to provide ancillary services (i.e., services that do not form part of the custody services contained in Article 2 and which include without limitation courier or pricing services).  Whilst Bank will use reasonable care (and procure that its Subcustodians use reasonable

Master Global Custody Agreement - JPMCB New York - General - December 2006

care) in the selection and retention of such third parties, it will not be responsible for any errors or omissions made by such third party in providing the relevant services.

8.	TAXATION

8.1	Tax Obligations

(a)
Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)
Customer will provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify Bank immediately if any information requires updating or correcting.  Bank provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond Bank’s control.

(c)
If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax.

(d)
Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that Bank will be responsible for any penalty or additions to tax due solely as a result of Bank’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)
Subject to the provisions of this Section, Bank will apply timely and accurately for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available.  To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

Master Global Custody Agreement - JPMCB New York - General - December 2006

(b)
The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)
Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered.  Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Term and Termination

(a)
The initial term of this Agreement shall be for a period of two years following the date on which Bank commenced providing services under the Agreement.  Following the initial term, Customer may terminate this Agreement on sixty (60) days' written notice to Bank.  Bank may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 9.1(a):

(i)
Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)
Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)
Bank may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and

(iv)
Customer may terminate this Agreement at any time during the initial term on sixty (60) days’ written notice to Bank upon payment of a termination fee.  The termination fee will be an amount equal to the aggregate sum of fees accrued prior to the date of termination but waived based on the fee schedule set forth in Schedule 7, as applied against transactions and activities of the Customer since the date Bank

Master Global Custody Agreement - JPMCB New York - General - December 2006

commenced providing services under this Agreement. If the Agreement is terminated by the Customer pursuant to Section 9.1(b)(i) through (ii), no termination fee will be paid to the Bank.

9.2	Exit Procedure

Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk.   Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse Bank promptly for all out-of-pocket expenses it reasonably incurs in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications

Notices (other than Instructions) under this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.  Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding this prohibition, Customer may assign the right to recover losses to its insurer, investment manager or its affiliates that pay for losses sustained by Customer.

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation.  References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

(a)	The following Rider(s) are incorporated into this Agreement:

Master Global Custody Agreement - JPMCB New York - General - December 2006

___           Cash Trade Execution; and

___           Mutual Fund.

(b)
This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written.  Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation.  In the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.  However, the Financial Services Compensation Scheme (the "FSCS") was created under the Financial Services and Markets Act 2000.  The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS.  Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000.  A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

The Customer acknowledges that Bank will not be required to maintain any insurance coverage specifically for the benefit of the Customer.   Bank will, however, provide details of its own general insurance coverage to the Customer on request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new Account with it.  Accordingly, Customer

Master Global Custody Agreement - JPMCB New York - General - December 2006

acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer's identity including without limitation Customer's name, address and organizational documents (“identifying information”).  Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements.  Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.  The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

Master Global Custody Agreement - JPMCB New York - General - December 2006

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.11	Confidentiality

(a)
Subject to Clause 10.11(b) the Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the Bank’s business, or with the consent of the Customer.  Bank shall provide Customer with notice where it is the subject of any regulatory request involving Customer’s Confidential Information provided such notice is permitted by Applicable Law.

(b)	The Customer authorizes the Bank to disclose Confidential Information consistent with Applicable Law:

(i)
any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that the Bank believes it is reasonably required in connection with the Bank’s provision of relevant services under this Agreement to the extent that is consistent with the prevailing industry practice;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement in confidence.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Master Global Custody Agreement - JPMCB New York - General - December 2006

THE CUSTOMER By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: VP Date: 6/21/11 Address: 225 West Wacker Drive, Chicago, IL 60606	JPMORGAN CHASE BANK, N.A. By: /s/ Paul Larkin Name: Paul Larkin Title: Executive Director Date: June 16, 2011

Master Global Custody Agreement - JPMCB New York - General - December 2006

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned [___________________________] (“Customer”) incorporated under the laws of [_____________________] with address at [_______________________] hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Master Global Custody Agreement, dated [___________________] with JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned.

THE CUSTOMER
By:__________________________________ Name: Title: Date:

JPMORGAN CHASE BANK, N.A.
By:_________________________________ Name: Title: Date:

Master Global Custody Agreement - JPMCB New York - General - December 2006

SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd
P04390/73455

JNL/AQR Managed Futures Strategy Fund Ltd
P04395/73456

Master Global Custody Agreement - JPMCB New York - General - December 2006

2

SCHEDULE 1

List of Subcustodians and Markets Used by the Bank

Agent and Cash Network (WSS Custody)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires
AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama
BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	BNP Paribas Securities Services S.A. 489 Avenue Louise 1050 Brussels Belgium	J.P. Morgan AG Frankfurt
BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton
BOTSWANA	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA	Standard Chartered Bank Botswana Limited Gaborone
BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo
BULGARIA	ING Bank N.V. Sofia Branch 49B Bulgaria Blvd Sofia 1404 BULGARIA	ING Bank N.V. Sofia
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto
	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto
CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago
CHINA - SHANGHAI
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. New York (USD NOSTRO Accounts for B-Share Market)
CHINA - SHENZHEN
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. Hong Kong (HKD NOSTRO Accounts for B-Share Market)
COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota
*COSTA RICA*	Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA	Banco BCT, S.A. San Jose
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb
CYPRUS	HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens GREECE	J.P. Morgan AG Frankfurt
CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague
DENMARK	Nordea Bank Danmark A/S Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup DENMARK	Nordea Bank Danmark A/S Copenhagen
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Swedbank AS Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn
FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG Frankfurt
FRANCE	BNP Paribas Securities Services S.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG Frankfurt
	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt
	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt
GHANA	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA	Standard Chartered Bank Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt
HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 5/F, Tower 1, HSBC Centre 1 Sham Mong Road Kowloon HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong (HKD and USD NOSTRO Accounts) The Hongkong and Shanghai Banking Corporation Limited Hong Kong (RMB/CNY NOSTRO Accounts – free receipts only)
HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-1054 Budapest HUNGARY	ING Bank N.V. Budapest
*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139-140B Western Express Highway Sahar Road Junction Vile Parle-E Worli Mumbai 400 057 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai
	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A. Mumbai
	Standard Chartered Bank CRESCENZO, C-38/39 G-Block, 3rd Floor Bandra Kurla Complex Bandra (East) Mumbai 400 051 INDIA	Standard Chartered Bank Mumbai
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta
IRELAND	JP Morgan Chase Bank, N.A.** 125 London Wall London EC2Y 5AJ UNITED KINGDOM	J.P. Morgan AG Frankfurt
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	BNP Paribas Securities Services S.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG Frankfurt
JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
JORDAN	HSBC Bank Middle East Limited Level 1 Zahran Street, 5th Circle Amman JORDAN	HSBC Bank Middle East Limited Amman
KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty
KENYA	Standard Chartered Bank Kenya Limited Stanbank House Moi Avenue P.O. Box 30003-00100 GPO, Nairobi KENYA	Standard Chartered Bank Kenya Limited Nairobi
KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat
LATVIA	Swedbank AS Balasta dambis 1a Riga, LV-1048 LATVIA	Swedbank AS Riga
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York
*LITHUANIA*	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius (for LTL settlement) J.P. Morgan AG Frankfurt (for EUR settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
LUXEMBOURG	BGL BNP Paribas 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur
MALTA	HSBC Bank Malta p.l.c. 80 Mill Street Qormi QRM 3101 MALTA	HSBC Bank Malta p.l.c. Qormi
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.
MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg
NETHERLANDS	BNP Paribas Securities Services S.A. Herengracht 477 1017 BS Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt
NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington
NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo
OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi
*PALESTINE*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Ramallah PALESTINE	HSBC Bank Middle East Limited Amman, Jordan (for JOD settlement) JPMorgan Chase Bank, N.A. New York (for USD settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	BRE Bank S.A. Warsaw
PORTUGAL	BNP Paribas Securities Services S.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998-028 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt
QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha
ROMANIA	ING Bank N.V. 13-15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest
*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
SAUDI ARABIA	SABB Securities Limited 3/F HSBC Building Olaya Road, Al-Murooj Disrict Riyadh 11413 SAUDI ARABIA	SABB Securities Limited Riyadh
SERBIA	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	UniCredit Bank Srbija a.d. Belgrade
SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG Frankfurt
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul
SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo
SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok
TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis
TURKEY	Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul
*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
UGANDA	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA	Standard Chartered Bank Uganda Limited Kampala
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES – NASDAQ Dubai	HSBC Bank Middle East Limited Emaar Square, Level 3,Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 125 London Wall London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London
	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM (for Global CDs only)	Varies by currency
UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.
VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas
VIETNAM	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City
**WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo**	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma - 01 B.P. 1355 Abidjan 01 IVORY COAST	Société Générale de Banques en Côte d’Ivoire Abidjan
**MARKET SUSPENDED. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.**
ZAMBIA	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA	Standard Chartered Bank Zambia Plc Lusaka
*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare
*RESTRICTED SERVICE ONLY.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

Master Global Custody Agreement - JPMCB New York - General - December 2006

3-16

SCHEDULE 2

Persons Authorized To Give Instructions
Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

Signed for and on behalf of the Customer by:
Signature:
Name:
Position:

 * i.e. writing, telephone or facsimile
 ** ** “All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Master Global Custody Agreement - JPMCB New York - General - December 2006

17

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording.  A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*	Limitation in Authority**

Signature:

Name:
Title:

 * If left blank, the Fund Manager is authorized to give instructions on all accounts.
 ** “All” or “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Master Global Custody Agreement - JPMCB New York - General - December 2006

18

SCHEDULE 4

Form of Board Resolution

To:           JPMorgan Chase Bank, N.A.

........................... 20...
We hereby certify that the following is a true copy of the minutes of the Board of Directors of .........................................................................................* (the "Company") which was duly called and held on ......................................, 20....... and at which a duly qualified quorum was present throughout and entitled to vote.

1. There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. ("JPMorgan") for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and JPMorgan as referred to therein.  The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorised Persons (as defined therein) and details of persons authorised to give instructions on behalf of the Company had been completed in Schedule 2.  Details of any Fund Managers and Advisers had been completed in Schedule 3.  The indemnities given to JPMorgan in the Custody Agreement were also noted.  The meeting considered the form of the Custody Agreement.

2. IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that ....................................................................................................................** be and he/she is hereby authorised, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.  There was produced to the meeting a form of power of attorney ("power of attorney") to be given by the Company to JPMorgan to enable JPMorgan to provide tax reclaim services as provided for in the Custody Agreement.  The meeting considered the form of the power of attorney and in particular the indemnities contained in it.  IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company's constitution.

........................................................................ Director

...................................................................... Secretary

*Name of Company in full.

Master Global Custody Agreement - JPMCB New York - General - December 2006

19

APPENDIX A

Specimen Fund Manager Mandate

TO:           JPMORGAN CHASE BANK, N.A.
GLOBAL CUSTODY DIVISION

DATE: ____________________

Dear Sirs,

Re: Global Custody for (the "Customer").

We warrant that we have been appointed by the Customer as its fund manager for the account(s) listed below and that we have full authority from the Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of the Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Custody Agreement between JPMorgan and the Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of  [Name of fund manager]

Signature:

Name:
Position:
Evidence of Authority to sign this Letter is enclosed

Master Global Custody Agreement - JPMCB New York - General - December 2006

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ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

 * i.e. writing, telephone or facsimile
 ** ** “All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Master Global Custody Agreement - JPMCB New York - General - December 2006

21

SCHEDULE 5

Electronic Access

1.  Bank may permit the Customer and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2.  In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein.  The license granted herein will permit use by Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Schedule 5.

3.  The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks.  The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software.  Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

Notwithstanding the other provisions of the Agreement, the Bank shall not be liable for any Liabilities arising out of the use or unavailability of the Bank’s web site or any means provided by the Bank of accessing the Products through the Bank’s web site in the absence of the Bank’s gross negligence or willful misconduct. Bank shall exercise reasonable care in the performance of its duties under this Agreement in preventing such intrusion, mechanical breakdowns or the failure of communication or power supplies.  Bank shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Customer in connection with matters to which this Agreement relates, including losses resulting from the occurrence of any virus, as defined in Section 1.2, except a loss from bad faith, gross negligence, or willful misconduct on its part in the performance of its duties under this Agreement.  SSR: put this back in.

4.  In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan.  J.P. Morgan shall not be liable for any Liabilities arising out of Customer’s use of, access to or inability to use the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

5.  Use of the Products may be monitored, tracked, and recorded.  In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording.  Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides
Master Global Custody Agreement - JPMCB New York - General - December 2006

22

otherwise.  J.P. Morgan shall own all right, title and interest in the data reflecting Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s website, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6.  The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.  The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request.  The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations.  Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.  The Parties will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”).  The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.  The Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 5.

Master Global Custody Agreement - JPMCB New York - General - December 2006

23

SCHEDULE 6

J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each.  J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica
Local currency will be held in a separate cash account that J.P. Morgan opens for the benefit of the Customer with J.P. Morgan’s Subcustodian.
If J.P. Morgan’s current Costa Rica Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are issued and safekept in Costa Rica.  Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland
Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Icelandic Securities or where income and corporate action proceeds are paid in local currency.
Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Lithuania
Until further notice from J.P. Morgan, no deposits of Lithuanian currency will be held in the Customer’s Cash Account except for any existing balances and future proceeds of sales of Lithuanian Securities or where income and corporate action proceeds are paid in local currency.
Until further notice from J.P. Morgan, any credit of Lithuanian currency to Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s direction to the purchase of Lithuanian Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Lithuanian Subcustodian via a foreign exchange transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Palestine
The Palestine Autonomous Area is not a sovereign nation and institutions can be impacted by the internal political situation.  Our subcustodian in Palestine, HSBC Bank Middle East Limited (“HSBC Palestine”), advises that the territories of the Palestinian Autonomous Area are subject to social and political unrest.  There is no well defined legal system in place, no satisfactory mechanism for resolving any disputes and an embryonic oversight control of the Palestinian institutions.  In the event of bankruptcy of the Palestine Stock Exchange who owns and operates the Central Depository and Settlement Department, there is no system of insurance in place and no mandate at the Palestine Monetary Authority to rescue a failing bank.
Clients should therefore be aware that, due to the political uncertainties and ongoing development, issues may arise in the territories in connection with any of the services which HSBC Palestine is providing under our subcustodian agreement with them.
As a result, J.P. Morgan wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.

Russia
Customer should refer to the current version of the applicable J.P. Morgan’s Russia briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Russian issuer (“Russian Equities”).  Registrar companies licensed in Russia to provide share registration services to an issuer of Russian Equities (“Russian Registrar Companies”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.
J.P. Morgan provides custody services with respect to Russian Equities only when held through a Russian securities depository in which the Russian Subcustodian participates or when the Russian Subcustodian has a contract with the applicable Russian Registrar Company.  Customer should refer to the current version of the applicable Russia briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Russian Registrar Companies.
J.P. Morgan’s responsibility with respect to the safekeeping of Russian Equities shall be limited to the safekeeping of the relevant extracts of share registration books issued by a Russian Registrar Company in respect of the Russian Equities (“Russian Share Extracts”) and extracts issued by a Russian Securities Depository (“Russian Depository Extracts”).
Due to unclear standards in the Russian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Russian Equities.  For clients settling through Russian Registrar Companies, proxy services are available where a contract is in place with the applicable Russian Registrar Company.

Ukraine
Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.
For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Ukrainian Equities.

*West African Economic and Monetary Union (“WAEMU”)* *Market Suspended*
As of February 25, 2011, J.P. Morgan has suspended activity in the WAEMU market until further notice due to continued disruption to the local market infrastructure, the BRVM, the securities depository (DC/BR) and J.P. Morgan’s subcustodian, Societe Generale de Banques en Cote d’Ivoire (SGBCI).  As a result of the suspension, clients will be unable to purchase, sell or settle securities, transact foreign exchange or open new accounts through J.P. Morgan at this time.  J.P. Morgan is actively monitoring the status of WAEMU.  As further developments arise, we will advise clients and evaluate our position with respect to the market as appropriate.
Restrictions in place prior to February 25, 2011:
Local currency will be held in a separate cash account that J.P. Morgan opens for the benefit of the Customer with J.P. Morgan’s Subcustodian.
If J.P. Morgan’s current WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled at Dépositaire Central/Banque de Règlement S.A. (DC/BR).  Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe
Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s direction to the purchase or sale of Zimbabwe Securities will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwe Subcustodian via a capital remittance transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.
If J.P. Morgan’s current Zimbabwe Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities that are issued by companies listed on the Zimbabwean Stock Exchange.  Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

U.K. Client Money Terms
Funds held in cash accounts that J.P. Morgan opens with a Subcustodian for the benefit of Customer will be subject to the protections of the U.K. Client Money Rules and the account treated as a Designated Client Money Account for purposes of those rules.  In this regard, J.P. Morgan shall not place any of its proprietary funds in any of these cash accounts.  However, Customer’s funds in these cash accounts may be commingled (though distinguishable via books and records kept at J.P. Morgan) with funds belonging to other J.P. Morgan clients. These cash accounts are not an obligation of J.P. Morgan.  In cases where the market is located outside of the European Economic Area (“EEA”), the accounts may be subject to the laws of the market in which the Subcustodian operates the account.  As a result, the Customer’s rights relating to such time deposits may differ from its rights in time deposits held at banks in the EEA.  In the event that the Subcustodian pays interest on any of these cash accounts, the Customer shall be entitled to its proportionate share of that interest.

J.P. Morgan Worldwide Securities Services CustodyMay 18, 2011

Master Global Custody Agreement - JPMCB New York - General - December 2006

24-26

SETTLED SECURITIES Class action
services AGREEMENT
BETWEEN
THE CUSTOMER
AND
JPMORGAN CHASE BANK, N.A.

[Graphics Omitted]
WORLDWIDE SECURITIES SERVICES

J.P.Morgan

J.P.Morgan

SETTLED SECURITIES CLASS ACTION SERVICES ADDENDUM

THIS ADDENDUM, dated June 16, 2011, supplements the global custody agreement dated June 16, 2011 (the “Global Custody Agreement”) between JPMorgan Chase Bank, National Association, (“JPMorgan”) and the “Customer”.

RECITALS

A.	The Customer has requested JPMorgan, and JPMorgan has agreed, to provide certain administrative services with respect to notifications of settled securities class actions; and

B.
The parties wish to supplement the Global Custody Agreement to add such settled securities class actions to the services that JPMorgan will provide to the Customer in accordance with the Global Custody Agreement.

AGREEMENT

1.	The Services.

(a)
JPMorgan will provide the following administrative services (the “Services”) with respect to notifications of U.S. settled securities class actions that JPMorgan may receive from time to time with regard to the Customer’s  accounts listed in Schedule A, as such schedule may be amended from time to time by agreement between the parties in writing (the “Accounts”). JPMorgan will provide the following services:

(i)
except as otherwise provided in this Addendum, preparing and submitting claims and supporting documentation on the Customer’s behalf in respect of settled securities class action notifications in respect of the Securities held in the Customer’s Accounts during the relevant class period;

(ii)
responding to enquiries from settled securities class action administrators arising from the Customer’s participation in settled securities class actions and making changes to the filings of claim forms as needed to address such inquiries. Where additional information is required to make such changes, JPMorgan will promptly contact the Customer;

(iii)	communicating with settled securities class action administrators from time to time, in JPMorgan’s discretion, with regard to the status of the Customer’s claims; and

(iv)	crediting the Customer’s account upon receipt of claim proceeds from the claims administrator.

(b)
Except as otherwise expressly agreed by the parties, the Services shall only be provided in respect of settled securities class action notifications that arise subsequent to the signing of this Addendum.

(c)	When JPMorgan completes and files claim forms on the Customer’s behalf, JPMorgan shall be acting solely in a clerical capacity as the Customer’s agent and

JPMorgan is not making any representation or warranty as to the advisability of the Customer participating in the settled securities class action; JPMorgan is not representing any view of JPMorgan in relation to the settled securities class action; and JPMorgan is not making any representation or warranty as to the likely outcome of any class action, participation in which is wholly at the Customer’s request and for the Customer’s risk.

(d)
JPMorgan will not file claims in respect of the Customer’s securities transactions whilst such securities where held at other custodians or in a name that was not under the control of JPMorgan during the relevant class period unless otherwise agreed in writing. If the Customer so requests JPMorgan to include such transactions, the Customer represents that such information provided to JPMorgan is true, correct and complete.

(e)
Neither JPMorgan nor its Subcustodians shall be obliged to file a claim or take any action in any settled securities class action where such settled securities class action would require JPMorgan or a Subcustodian to file a claim in its own name due to applicable law, regulation or market practice in the relevant market. JPMorgan will promptly inform the Customer in writing each time such a situation arises.

2.	Filing of Claims; Standing Instructions.

(a)
When JPMorgan has received in accordance with market practice a settled securities class action notification, JPMorgan shall, as contemplated by the Global Custody Agreement, research records of Accounts to identify the Customer’s interest, if any, with respect to any such settled securities class action notification and shall notify the Customer of the same.

(b)
The Customer shall Instruct JPMorgan prior to its standard cut-off time whether the Customer disagrees with any of the information provided by JPMorgan under Clause 2 (a) or if the Customer does not wish JPMorgan to proceed with filing a claim on the Customer’s behalf.

(c)
Unless JPMorgan has received Instructions not to file a claim on the Customer’s behalf at its central settled securities class actions department by the cut-off time, JPMorgan shall be under standing Instructions to complete and file the required claim forms for the particular settled securities class action with the claims administrator.

(d)
JPMorgan shall present with the claim any supporting information that JPMorgan has in its possession and that is required as part of the filing as set out in the settled securities class action notification. JPMorgan shall be authorized to disclose such information regarding the Customer’s Account as may be reasonably required to complete and file claims on the Customer’s behalf.

3.	Responsibilities of the Customer.

(a)	The Customer agrees to provide JPMorgan with such information and documentation as JPMorgan may reasonably require in connection with the Services.

(b)
The Customer acknowledges that in relation to any settled securities class action it is important that only one claim is filed on the Customer’s behalf in respect of a custodial holding or securities transaction. If, in the same settled securities class action, multiple claims are submitted on the Customer’s behalf for the same custodial holding, then all such claims might be rejected by the claims administrator. Therefore, where a claim is to be submitted by JPMorgan as set out in a notification, as provided by this authorisation, no other party should submit a claim on the Customer’s behalf for the same custodial holding or securities transaction in the same settled securities class action and JPMorgan shall have no duty to check whether any other claims have been filed by any third party on the Customer’s behalf in the same settled securities class action. Subject to clause 4, JPMorgan will have no responsibility in the event that a claim is rejected on the basis that a duplicate claim has been filed by the Customer or another party.

(c)
Should the Customer engage a third party to make a claim on the Customer’s behalf in respect of a custodial holding or securities transaction with JPMorgan, the Customer shall be responsible for instructing JPMorgan not to file a claim on the Customer’s behalf by the deadline referred to in the relevant notification.

4.	Rejected Claims.

In the event that JPMorgan is notified by the claims administrator that it has rejected a claim, JPMorgan will use reasonable care to contact the Customer and discuss, in good faith, how to cure the rejected claim, if possible.

5.	Compensation.

The Customer agrees to pay to JPMorgan for the Services such fees and expenses as set out in Schedule B and as the Customer and JPMorgan may mutually agree in writing from time to time.

6.	Limitation of Liability.

The Customer agrees that JPMorgan’s annual aggregate liability with respect to losses arising out of the Services provided under this Addendum (whether for breach of contract, tort, or otherwise, but excluding losses caused by fraud on the part of JPMorgan) that may be incurred during any calendar year shall not exceed USD 100,000 and that this shall be the Customer’s exclusive remedy.  No action, regardless of form, arising out of or pertaining to the services may be brought more than six years after the cause of action has accrued.

7.	Miscellaneous

(a)
Unless otherwise provided herein, all terms and conditions of the Global Custody Agreement are expressly incorporated herein by reference and except as modified hereby, the Global Custody Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Global Custody Agreement.

(b)
This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.  The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this

Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

(c)
This Addendum may be terminated by either party upon sixty (60) days’ written notice to the other party.  Anything herein to the contrary notwithstanding, if the Global Custody Agreement is terminated, then this Addendum shall automatically terminate on the date such Global Custody Agreement terminates.

IN WITNESS WHEREOF, the parties have executed this Addendum as at the date first above-written.

THE CUSTOMER	JPMORGAN CHASE BANK, N.A.
By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: V.P. Date: June 16, 2011	By: /s/ Paul Larkin Name: Paul Larkin Title: Executive Director Date: June 16, 2011

SCHEDULE A

The Accounts

JNL/BlackRock Global Allocation Fund Ltd
P04390/73455

JNL/AQR Managed Futures Strategy Fund Ltd
P04395/73456

SCHEDULE B

[Omitted]

International Proxy Voting Addendum dated June 16, 2011
To Master Global Custody Agreement dated June 16, 2011

Whereas, pursuant to the Master Global Custody Agreement referenced above (together with this, and any other addenda thereto, the “Agreement”), Customer has requested that JPMorgan provide certain proxy services to Customer and JPMorgan is prepared to do so on the terms and conditions hereinafter set forth; and

Whereas, it is the intention of the parties that the services offered by JPMorgan under this Addendum will be limited to Securities other than U.S. Securities;

Now, therefore, JPMorgan and Customer agree as follows:

1.           Subject to and upon the terms of this sub-section, JPMorgan will provide Customer (or its Authorized Person) with (or make available on-line) information, which it receives on matters to be voted upon at meetings of holders of Securities ("Notifications"), and JPMorgan will act in accordance with Instructions from Customer (or its Authorized Person) in relation to such Notifications ("the proxy voting service").  If information is received by JPMorgan too late to permit timely voting by Customer (or its Authorized Person), JPMorgan's only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an "information only" basis.

2.           The proxy voting service is available only in certain markets, details of which are available from JPMorgan on request.  J.P. Morgan may add markets to or remove markets from the list of proxy voting services markets upon notice to the Customer.  Provision of the proxy voting service is conditional upon receipt by JPMorgan of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

3.           JPMorgan will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by JPMorgan by the deadline referred to in the relevant Notification.  If Instructions are not received in a timely manner, JPMorgan will not be obligated to provide further notice to Customer (or its Authorized Person) and shall not be obliged to vote.  It is Customer’s obligation to monitor the agreed means of providing Notifications to determine if new Notifications have been received.

4.           JPMorgan reserves the right to provide Notifications or parts thereof in the language received.  JPMorgan will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

5.           Customer acknowledges that Notifications and other information furnished (or made available on-line) pursuant to the proxy voting service ("information") are proprietary to JPMorgan and that JPMorgan owns all intellectual property rights, including copyrights and patents, embodied therein.  Accordingly, Customer (or its Authorized Person) will not make any use of such information except in connection with the proxy voting service.

6.           In markets where the proxy voting service is not available or where JPMorgan has not received a duly completed enrollment form or other relevant documentation, JPMorgan will not provide Notifications to Customer (or its Authorized Person) but will endeavor to act upon Instructions to vote on matters before meetings of holders of Securities where it is reasonably practicable for JPMorgan (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for JPMorgan to take timely action.

7.           Customer acknowledges that the provision of the proxy voting services may be precluded or restricted under a variety of circumstances.  These circumstances include, but are not limited to:

(a)           the Securities being on loan or out for registration;

(b)           the pendency of conversion or another corporate action;

(c)   Securities being held at Customer’s request in a name not subject to the control of JPMorgan or its Subcustodian;

(d)   Securities being held in a margin or collateral account at JPMorgan or another bank or broker, or otherwise in a manner which affects voting;

(e)   local market regulations or practices, or restrictions by the issuer;

(f)   JPMorgan may be required to vote all shares held for a particular issue for all of JPMorgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers).  Where this is the case, JPMorgan will inform Customer (or its Authorized Person) by means of the Notification.

To the extent that it is practicable and permissible under the circumstances, JPMorgan shall, upon written notification from Customer (or its Authorized Person), use reasonable efforts to assist Customer (or its Authorized Person) in voting proxies.

8.           Notwithstanding the fact that JPMorgan may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive voting  proxy services JPMorgan will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

9. JPMorgan may provide the proxy voting service through a third party provided (subject to the terms of this Agreement), that JPMorgan will be liable for the performance of such third party to the same extent as JPMorgan would have been if it performed the proxy voting service itself.  The Customer confirms that JPMorgan is authorized to disclose information relating to the holdings of Securities in each Account to such third party for the purpose of determining the Customer’s eligibility to exercise any voting rights attached to such Securities.

In Witness Whereof, Customer and JPMorgan have executed this Addendum as of the day and year first above written.

Customer
By /s/ Susan S. Rhee
Name: Susan S. Rhee
Title: V.P.
Date: June 16, 2011

JPMorgan Chase Bank, N.A.
By /s/ Paul Larkin
Name: Paul Larkin
Title: Executive Director
Date: June 16, 2011

 Proxy voting/draft addendum 06-09